                                                                     Exhibit 2.1

                              EQUITY FOCUS TRUSTS


                           SALOMON SMITH BARNEY INC.,

                                    Sponsor

                           THE CHASE MANHATTAN BANK,

                                    Trustee

                                 STANDARD TERMS

                                      AND

                              CONDITIONS OF TRUST

                   FOR SERIES FORMED ON OR SUBSEQUENT TO THE

                         EFFECTIVE DATE SPECIFIED BELOW

                             DATED: MARCH 14, 2000
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                                    TABLE OF CONTENTS

                                                                                                PAGE
INTRODUCTION.....................................................................................1

ARTICLE I   Definitions..........................................................................1

ARTICLE II  Declaration of Trust; Original Issuance of Units.....................................6
            SECTION 2.01   Declaration of Trust..................................................6
            SECTION 2.02   Issuance of Units.....................................................6
            SECTION 2.03   Conveyance of Interest of Sponsor.....................................6
            SECTION 2.04   Certain Contracts Satisfactory........................................6

ARTICLE III Administration of Trust Fund.........................................................6
            SECTION 3.01   Certain Moneys to Be Credited to Income Account; Advances
                           by Trustee............................................................6
            SECTION 3.02   Certain Moneys to Be Credited to Capital Account......................7
            SECTION 3.03   Establishment of Reserve Account......................................7
            SECTION 3.04   Certain Deductions and Distributions..................................7
            SECTION 3.05   Dividend Reinvestment Program........................................10
            SECTION 3.06   Deposit of Additional Securities.....................................10
            SECTION 3.07   Statements and Reports...............................................14
            SECTION 3.08   Sale of Securities and of Certain Rights.............................15
            SECTION 3.09   Reorganization or Similar Event......................................16
            SECTION 3.10   Counsel..............................................................16
            SECTION 3.11   Purchase of Substitute Securities....................................17
            SECTION 3.12   Notice and Sale by Trustee...........................................18
            SECTION 3.13   Action by Trustee Regarding Securities...............................18
            SECTION 3.14   Trustee Not to Adjust Accounts.......................................18
            SECTION 3.15   Notice of Change in Capital Account..................................19
            SECTION 3.16   Foreign Exchange Transactions........................................19
            SECTION 3.17   Extraordinary Distributions..........................................19
            SECTION 3.18   Grantor Trust Status.................................................19
            SECTION 3.19   Deferred Sales Charge................................................19

ARTICLE IV  Evaluation of Securities............................................................20
            SECTION 4.01   Evaluation of Securities.............................................20
            SECTION 4.02   Liability of the Trustee.............................................21

ARTICLE V   Trust Fund Evaluation and Redemption of Units.......................................22
            SECTION 5.01   Trust Fund Evaluation................................................22
            SECTION 5.02   Redemption of Units..................................................23
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
            SECTION 5.03   Sponsor's Repurchase in Secondary Market.............................27

ARTICLE VI  Transfer of Units...................................................................27
            SECTION 6.01   Transfer of Units....................................................27
            SECTION 6.02   Book-Entry Units.....................................................27

ARTICLE VII Sponsor.............................................................................28
            SECTION 7.01   Certain Matters Regarding Succession.................................28
            SECTION 7.02   Liability of Sponsor and Indemnification.............................28
            SECTION 7.03   Compensation of Sponsor..............................................29

ARTICLE VIII Trustee............................................................................29
            SECTION 8.01   General Matters Relating to Trustee..................................29
            SECTION 8.02   Books and Records....................................................33
            SECTION 8.03   Reports to Securities and Exchange Commission and Others.............34
            SECTION 8.04   Indenture and List of Securities on File.............................34
            SECTION 8.05   Compensation of Trustee..............................................34
            SECTION 8.06   Resignation, Discharge or Removal of Trustee; Successors.............35
            SECTION 8.07   Qualification of Trustee.............................................36

ARTICLE IX  Termination.........................................................................36
            SECTION 9.01   Procedure Upon Termination...........................................36
            SECTION 9.02   Moneys to be Held in Trust Without Interest..........................37
            SECTION 9.03   Dissolution of Sponsor Not to Terminate..............................37

ARTICLE X   Miscellaneous Provisions............................................................38
            SECTION 10.01  Amendment and Waiver.................................................38
            SECTION 10.02  Initial Cost.........................................................38
            SECTION 10.03  Registration (Initial and Current) of Units and Trust Fund...........39
            SECTION 10.04  Certain Matters Relating to Holders..................................39
            SECTION 10.05  New York Law to Govern...............................................40
            SECTION 10.06  Notices..............................................................40
            SECTION 10.07  Severability.........................................................40
            SECTION 10.08  Separate and Distinct Series.........................................40
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                                     -ii-

                              EQUITY FOCUS TRUSTS

                     STANDARD TERMS AND CONDITIONS OF TRUST
                     For Series formed on or subsequent to
                       the effective date specified below

                                Effective as of
                                March 14, 2000

          These Standard Terms and Conditions of Trust effective as of March 14, 2000 executed by Salomon Smith Barney Inc., as Sponsor, and The Chase Manhattan Bank, as Trustee,

                                WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

                                  INTRODUCTION

          These Standard Terms and Conditions of Trust shall be applicable to Series of Equity Focus Trusts formed on or subsequent to the effective date hereof. For each Series of the Equity Focus Trusts to which these Standard Terms and Conditions of Trust are to be applicable, the Sponsor and the Trustee shall execute a Trust Indenture (or supplement or amendment to such Trust Indenture) incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusion from or exception to such incorporation by reference for the purposes of that series or variation of the terms hereof for the purposes of that series and specifying for that series (i) the Securities deposited in trust, (ii) the sponsor's fee and (iii) the Trustee's fee.

                                   ARTICLE I

                                  Definitions
                                  -----------

          Whenever used in this Indenture, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

 Business Day
 ------------

          Any day other than a Saturday, Sunday or, in The City of New York, a legal holiday or a day on which banking institutions are authorized by law to close or a day on which the Sponsor is closed.

Capital Account
---------------

          The account created pursuant to Section 3.02.

Certificate
-----------

          If the Reference Trust Indenture specifies that Units may be evidenced by Certificates, any Certificate manually executed by the Trustee, with the manual or facsimile signature by the Sponsor in each case in such form as shall be authorized by the Sponsor.

Contract Securities
-------------------

          Securities which are to be acquired by the Trust Fund pursuant to contract.

Deposit Certificate
-------------------

          The meaning assigned to it in Section 2.02.

Distribution Agent
------------------

          The Chase Manhattan Bank, or its successor, unless a different Distribution Agent is designated in the Prospectus for the Trust.

Distribution Day
----------------

          The dates for distribution from the Income Account and Capital Account specified in the Prospectus.

Evaluation Time
---------------

          The close of trading on the New York Stock Exchange, unless another meaning is specified in the Prospectus.

Failed Contract Securities
--------------------------

          The meaning assigned to it in Section 3.11.

Holder
------

          The registered holder of any Unit, whether or not evidenced by a Certificate, as recorded on the registration books of the Trustee.

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Income
------

          Any dividend distribution by an issuer of a Security in respect thereof, whether or not such distribution is taxable to the recipient thereof.

Income Account
--------------

          The account created pursuant to Section 3.01.

Indenture
---------

          These Standard Terms and Conditions of Trust and the Reference Trust Indenture and all amendments and supplements hereto and thereto.

Income Distribution
-------------------

          The meaning assigned to it in Section 3.04.

Prospectus
----------

          The prospectus relating to the Trust Fund dated the date of the Reference Trust Indenture filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Record Day
----------

          The Record Day for distributions from the Income Account and Capital Account shall be the dates specified in the Prospectus.

Redemption Date
---------------

          The meaning assigned to it in Section 5.02.

Redemption Distribution
-----------------------

          The meaning assigned to it in Section 5.02.

Reference Trust Indenture
-------------------------

          The Trust Indenture for the particular series of the Equity Focus Trusts into which these Standard Terms and Conditions of Trust are incorporated and all amendments and supplements thereto.

Reserve Account
---------------

          The account created pursuant to Section 3.03.

Restricted Securities
---------------------

          Securities which were acquired in private placements and which at the time cannot, in the opinion of counsel designated by the Sponsor and satisfactory to the Trustee, be sold publicly by the Trustee without registration under the Federal Securities Act of 1933, as amended (or similar provisions of law subsequently enacted).

Securities
----------

          The equity securities, including Contract Securities, (a) which are listed or referred to as Securities in the Prospectus, (b) which have been received by the Trust Fund in exchange or substitution pursuant to Section 3.09 hereof or in replacement of Failed Contract Securities pursuant to Section 3.11 or (c) which have been purchased by, or which the Trustee has contracted to purchase on behalf of, the Trust Fund pursuant to Section 3.04 hereof, as may from time to time continue to be held as a part of the Trust Fund.

Sponsor
-------

          Salomon Smith Barney Inc. or its successor or any successor Sponsor appointed as herein provided.

Substitute Securities
---------------------

          The meaning assigned to it in Section 3.11.

Tender Day
----------

          The meaning assigned to it in Section 5.02.

Trust Fund
----------

          The trust created by this Indenture which shall consist of the Securities and all undistributed income or other amounts received or receivable thereon and any undistributed cash held in the Capital and Income Accounts or otherwise realized from the sale or liquidation of the Securities, exclusive of any amounts which may be on deposit in the Reserve Account.

Trust Fund Cash Evaluation
--------------------------

          The meaning assigned to it in Section 5.01(b).

Trust Fund Evaluation
---------------------

          The meaning assigned to it in Section 5.01(a).

Trust Year
----------

          The meaning assigned to it in Section 3.07.

Trustee
-------

          The Chase Manhattan Bank, or its successors or any successor Trustee appointed as herein provided.

Unit
----

          Each Unit of fractional undivided interest in and ownership of the Trust Fund which shall be initially equal to the fraction specified in the "Summary of Essential Information" in the Prospectus, the denominator of which fraction shall be decreased by the number of any Units redeemed as provided in
Section 5.02 and increased by any additional Units which are specified in a supplement or amendment to the Reference Trust Indenture or a Deposit Certificate. Whenever reference is made herein to the "interest" of a Holder in the Trust Fund or in the Income or Capital Accounts it shall mean such fractional undivided interest represented by the number of Units held of record by such Holder.

Unit Cash Value
---------------

          The value of the fractional undivided interest and ownership of cash in the Trust Fund represented by each Unit as determined in accordance with
Section 5.01(b) by a Trust Fund Cash Evaluation.

Unit Value
----------

          The value of the fractional undivided interest and ownership of the Trust Fund represented by each Unit as determined in accordance with Section 5.01(a) by a Trust Fund Evaluation.

                                   ARTICLE II

                             Declaration of Trust;
                           Original Issuance of Units
                           --------------------------

          SECTION 2.01   Declaration of Trust.  The Trustee declares that it
                         --------------------
holds and will hold the Trust Fund as Trustee in trust upon the trusts herein set forth for the use and benefit of all present and future Holders.

          SECTION 2.02   Issuance of Units.  The Trustee acknowledges that the
                         -----------------
Securities and contracts for the purchase of Contract Securities listed under the heading "Portfolio" in the Prospectus have been deposited with it by the Sponsor on the date of the Reference Trust Indenture and on the same date it has registered on the transfer books of the Trust to or on the order of the Sponsor in exchange therefor the aggregate number of Units set forth under "Summary of Essential Information - Initial Number of Units", in the Prospectus. On the date of any supplement or amendment to the Reference Trust Indenture or upon the delivery to the Trustee of a certificate (a "Deposit Certificate") relating to the deposit of additional securities specified therein the Trustee shall acknowledge that the Securities described therein have been deposited with it by delivering to or on the order of the Sponsor in exchange therefor the Units specified in such amendment or supplement or in such Deposit Certificate.

          SECTION 2.03   Conveyance of Interest of Sponsor.  The Sponsor hereby
                         ---------------------------------
does, and at the time of any supplement or amendment to the Reference Trust Indenture or delivery of any Deposit Certificate by execution thereof shall, grant and convey all of its right, title and interest in and to the Securities to the Trustee for the benefit of each Holder to the extent of such Holder's interest in the Trust Fund.

          SECTION 2.04   Certain Contracts Satisfactory.  The Sponsor hereby
                         ------------------------------
approves as satisfactory in form and substance the contracts to be entered into or assumed by the Trustee with regard to any Securities listed under the heading "Portfolio" in the Prospectus or in any Deposit Certificate acknowledged by the Trustee and hereby authorize the Trustee on behalf of the Trust Fund to enter into or assume such contracts, and otherwise to carry out the terms and provisions thereof in order to complete the purchase of the Securities covered thereby.

                                  ARTICLE III

                         Administration of Trust Fund
                         ----------------------------

          SECTION 3.01   Certain Moneys to Be Credited to Income Account;
                         ------------------------------------------------
Advances by Trustee.  (a)  Except to the extent that the Trustee is
-------------------
participating in a dividend reinvestment program of an issuer of Securities in accordance with Section 3.05, the Trustee shall collect the Income on the Securities as it becomes payable and credit all Income to a separate account to be known as the "Income Account", on the date on which the Trust Fund is entitled to receive such income.

     (b) The Trustee shall advance out of its own funds and cause to be deposited in and credited to the Income Account any amount necessary to permit the payment of the Income Distribution required to be made by the Trustee out of the Income Account on each such Distribution Day; provided, however, that the Trustee shall be entitled to be reimbursed without interest out of the Trust Fund for any and all amounts advanced by it pursuant to this Section 3.01(b) on the first Record Day following the date of such advance on which such amounts may be reimbursed to the Trustee without reducing the amount in the Income Account to an amount less than that required to make the Income Distribution called for by Section 3.04 hereof.

          SECTION 3.02   Certain Moneys to Be Credited to Capital Account.  All
                         ------------------------------------------------
moneys other than amounts credited to the Income Account received by the Trustee in respect of the Securities under this Indenture (including all monies realized by the Trustee from the sale of options, warrants or other similar rights received in respect of the Securities) shall be credited to a separate account to be known as the "Capital Account"; provided, however, that moneys which are required to cover the purchase of Contract Securities shall be held specially by the Trustee for such purchase and shall not be deemed to be part of the Capital Account until the Sponsor shall have notified the Trustee that such contracts have failed and the Trustee has received directions to distribute such moneys; and provided, further, that moneys in the Capital Account available from the sale of Securities pursuant to Section 3.08 shall be held specially for distribution on the next succeeding Distribution Day following notification of failure or receipt of proceeds, as the case may be.

          SECTION 3.03   Establishment of Reserve Account.  From time to time
                         --------------------------------
the Trustee may withdraw from the Income or Capital Accounts such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust Fund. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account". The Trustee shall not be required to distribute to the Holders any of the amounts in the Reserve Account; provided, however, that if it, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn or if the Trust Fund has been terminated or shall be in the process of termination, the Trustee shall distribute to each Holder such holder's interest in the Reserve Account in accordance with Section 9.01.

          SECTION 3.04   Certain Deductions and Distributions.  On or before
                         ------------------------------------
each Distribution Day the Trustee shall:

          (a) deduct from the Income Account, or to the extent funds are not available in such Account, from the Capital Account and pay to itself individually (i) any unpaid amounts that it is at the time entitled to receive pursuant to Section 8.05 on account of its services theretofore performed and expenses theretofore incurred and (ii) the amounts that it is at the time entitled to receive under the terms of Section 3.01(b) in reimbursement of amounts advanced by it pursuant to that Section;

          (b) deduct from the Income Account, or to the extent funds are not available in such Account, from the Capital Account an amount equal to unpaid fees and expenses, if any, of counsel pursuant to Section 3.10 as certified by the Sponsor;

          (c) deduct from the Income Account, or to the extent funds are not available in such Account, from the Capital Account the accrued portion of the amount specified as compensation for the Sponsor in the Prospectus, and hold such amount until it is payable as set forth below.

          Quarterly or at such other times as the Sponsor shall determine, the Sponsor may deliver to the Trustee a certificate in satisfactory form to the Trustee, upon which the Trustee may rely, authorizing the Trustee to distribute to the Sponsor on such Distribution Day, the amounts that the Sponsor is at the time entitled to receive pursuant to Section 7.06 on account of certain administrative services theretofore performed (calculated on the basis of a daily accrual of the annual Sponsor's fee specified in the Reference Trust Indenture). Any amounts that the Trustee has withheld pursuant to the immediately preceding paragraph in excess of the amount to which the Sponsor is entitled pursuant to Section 7.06, shall be distributed on the Distribution Day next following the first Distribution after the conclusion of each annual period among all the Holders of record at the close of business on the preceding Record Day.

          The Trustee shall as of each Record Day compute the amount distributable from the Income Account to Holders on the next Distribution Day (the "Income Distribution"), which amount, subject to the limitations on the Trustee's advances set forth in SECTION 3.01(b), shall be equal to the cash balance of the Income Account plus any amount receivable on obligations purchased pursuant to SECTION 3.06(h) on or before the following Distribution Day less accrued and unpaid expenses of the Trust fund and any amounts payable from the Income Account in respect of Units tendered for redemption prior to such Record Day divided by the number of Units outstanding on such Record Day; provided, however, that as of the Record Date occurring in the month of December of each calendar year, the Trustee shall advance to the Income Account, and shall include in the cash balance thereof, the amount of any dividends not received as of such Record Date which are payable to the Trust Fund prior to the end of the calendar year, and provided further that the Trustee may increase or decrease the amount of the resulting calculation in order to reflect the differences in Income actually received or fees, expenses, losses, liabilities or advances actually incurred or made in any prior period from the amounts estimated therefor. The Trustee shall withhold from a Holder's Income Distribution any portion of the Deferred Sales Charge, if any, deductible therefrom pursuant to Section 3.19 hereof. The Trustee shall be entitled to be reimbursed, without interest, for any and all amounts advanced by it pursuant to the preceding sentence, or otherwise hereunder, from funds subsequently received by the Trust Fund as income on any of the Securities. The Trustee shall be deemed to be the beneficial owner of the income of the Trust Fund to the extent such income is required to reimburse the Trustee for amounts advanced by it pursuant to this Section and to such extent shall have a lien on the assets of the Trust Fund prior to the interest of the Holders.

          Subject to the provisions of the succeeding two paragraphs, distributions shall be made as follows: on or shortly after each Distribution Day the Trustee shall distribute by check mailed to each Holder of record at the close of business on the preceding Record Day, at the post office address of the Holder appearing on the record books of the Trustee or by any other means mutually agreed upon by the Holder and the Trustee, an amount substantially equal to the Income Distribution in respect of such Distribution Day, plus the Holder's pro rata share of the cash balance of the Capital Account (but not including cash required to purchase Contract Securities or held for reinvestment in Substitute Securities pursuant to Section 3.11) computed as of the close of business on the preceding Record Day; provided, however, that the Trustee in its
                                      --------  -------
discretion may on any Distribution Day determine that the amount of the Income Distribution per Unit should be adjusted because of any unusual or extraordinary increase or decrease in the expenses incurred or expected to be incurred by the Trust Fund; and, provided further, that the Trustee shall not be required to
                 -------- -------
make a distribution from the Capital Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least the amount per Unit specified in the Prospectus. In making the computation of such Holder's interest in the balance of the Income Capital Accounts, fractions of less than one cent per unit may be omitted.

          In the event that the Sponsor adopts a Reinvestment Plan the cash distributions to Holders shall be automatically reinvested by the Sponsor in additional Units of the Trust. Units of the Trust purchased under the Reinvestment Plan shall be purchased at the Sponsor's Repurchase Price (the net asset value per Unit without a sales charge) in effect at the close of business on the Distribution Day. The Units purchased may be either previously issued Units repurchased by the Sponsor or newly created Units created upon the deposit of additional Securities in the Trust. The cost of the Reinvestment Plan will be borne by the Sponsor, at no additional cost to the Trust or individual Holders. Holders will receive an account statement reflecting any purchase of Units under the Reinvestment Plan. The Sponsor reserves the right to amend, modify or terminate the Reinvestment Plan at any time without prior notice.

          A Holder may elect not to participate in the Reinvestment Plan by notifying his or her financial consultant at Salomon Smith Barney Inc. or by notifying the Trustee in writing by ten days prior to the Distribution Day, which election may be modified or terminated by similar notice. The Sponsor shall promptly inform the Trustee of any election or modification or termination thereof received by it from a Holder and the Trustee shall be authorized conclusively to rely on any notice so received from the Sponsor. In the event the Holder elects not to participate in the Reinvestment Plan, or in the event that the Sponsor does not adopt or terminates a Reinvestment Plan, the Trustee shall distribute the amount described above by check mailed to each Holder of record at the close of business on the preceding Record Day, at the post office address of the Holder appearing on the record books of the Trustee or by any other means mutually agreed upon by the Holder and the Trustee.

          SECTION 3.05 Dividend Reinvestment Program.  In the event an issuer of
                       -----------------------------
a security has a shareholder dividend reinvestment plan, a stock purchase plan or a similar plan under which its shareholders may automatically reinvest their dividends or invest optional cash payments in additional shares of the issuer's common stock without brokerage commission or service charge or otherwise on a basis favorable to the shareholder in the opinion of the Sponsor, the Trust Fund (as a shareholder of such issuer), upon direction of the Sponsor, may participate in such plans to the extent practicable given the other restrictions on the purchase of Additional Securities. In such event, any additional shares so purchased shall be immediately distributed to the Distribution Agent for the pro rata benefit of the Holders, with instructions to the Distribution Agent to sell the shares. The instructions shall set forth the names of the Holders and the number of Units held by each Holder. Holders of Units will receive a cash distribution of their pro rata share of the sales proceeds received by the Distribution Agent (net of expenses and sales commissions), and any income earned by the Trust Fund as a participant.

          SECTION 3.06   Deposit of Additional Securities.  (a) Subject to the
                         --------------------------------
requirements set forth below in this Section, the Sponsor may, on any Business Day (the "Trade Date"), subscribe for Additional Units as follows:

          (1) Prior to the Evaluation Time on the Trade Date, the Sponsor shall provide notice (the "Subscription Notice") to the Trustee, by telecopy or by written communication, of the Sponsor's intention to subscribe for Additional Units. The Subscription Notice shall identify the additional Securities to be acquired ("Additional Securities") (unless such Additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of Additional Securities to be deposited by the Sponsor on the settlement date for such subscription or
     (ii) instruct the Trustee to purchase Additional Securities with an aggregate value as specified in the Subscription Notice.

          (2) Promptly following the Evaluation Time on such Business Day, the Sponsor shall verify with the Trustee, by telecopy, the number of Additional Units to be created.

          (3) Not later than the time on the settlement date for such subscription when the Trustee is to deliver the Additional Units created thereby (which time shall not be later than the time by which the Trustee is required to settle any contracts for the purchase of Additional Securities entered into by the Trustee pursuant to the instruction of the Sponsor referred to in subparagraph (1) above), the Sponsor shall deposit with the Trustee (i) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in the amount equal to the aggregate value of the Additional Securities specified in the Subscription Notice, together with, in each case, cash equal to a pro rata portion of the Trust Fund Cash Evaluation (as defined in Section 5.01(b) bearing the same ratio to the Units created by the deposit as the Trust Fund Cash Evaluation bears to the Units outstanding immediately prior to the deposit. Each deposit made pursuant to this Section 3.06 during the 90 days following the initial date of deposit shall replicate, to the extent practicable, the original proportionate relationship among the number of shares of each Security in the Trust Fund established on the initial date of deposit (the "Original Proportionate Relationship"), adjusted, if appropriate, to reflect (1) the deposit of Substitute Securities pursuant to Section 3.11, (2) sale of securities pursuant to Section 3.08, 3.12 or 5.02 and (3) the occurrence of any stock dividends, stock splits, redemptions, acquisition of shares through dividend reinvestment plans or similar events. Each deposit pursuant to this Section 3.06 made after the 90 days following the initial date of deposit (except for deposits made to replace Failed Securities if such deposits occur within 20 days from the date of a failure occurring within such initial 90 day period) shall maintain exactly the proportionate relationship existing among the Securities as of the expiration of such 90 day period adjusted as provided in the preceding sentence.

          (4) On the settlement date for a subscription, the Trustee shall, in exchange for the Securities and cash or letter of credit described above, issue and deliver to or on the order of the Sponsor the number of Units verified by the Sponsor with the Trustee.

          (5) Each deposit of Additional Securities shall be listed in a Deposit Certificate delivered to the Sponsor stating the date of such deposit and the number of Additional Units being issued therefor. The Trustee shall acknowledge in such Deposit Certificate the receipt of the deposit and the number of Additional Units issued in respect thereof. The Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities.

          (6) Additional Securities deposited or purchased with cash or a letter of credit deposited may be purchased in round lots, and if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, Additional Securities may be deposited (or acquired with cash or a letter of credit deposited) in the order of the Security in the Trust Fund most under-represented immediately before the deposit with respect to the Original Proportionate Relationship.

          (7) All instructions to purchase Additional Securities pursuant to this Section shall be in writing and shall direct the Trustee to perform contracts to purchase Additional Securities which the Sponsor shall have entered into and assigned to the Trustee including, if applicable, any associated foreign exchange transactions.

     (8) Notwithstanding the preceding, in the event that the Sponsor's Subscription Notice shall instruct the Trustee to purchase Additional Securities in an amount which, when added to the purchase amount of all other unsettled contracts entered into by the Trustee, exceeds 50% of the value of the Securities then held (taking into account the value of contracts to purchase Securities only to the extent that there has been deposited with the Trustee cash or an irrevocable letter of credit in an amount sufficient to settle their purchase), the Sponsor shall deposit with the Trustee concurrently with the Subscription Notice cash or an irrevocable letter of credit in an amount such that, when added to 50% of the value of the Securities then held (determined as above) the aggregate value shall be not less than the purchase amount of the securities to be purchased pursuant to such Subscription Notice.

     (b) If Securities of an issue of Securities originally deposited (an 'Original Issue') are unavailable or cannot be purchased at reasonable prices or their purchase is prohibited or restricted by law, regulation or policies applicable to the Trust Fund or the Sponsor at the time of a subsequent deposit under Subsection 3.06(a), in lieu of the portion of the deposit that would otherwise be represented by those Securities, the Sponsor may (1) deposit (or instruct the Trustee to purchase) (i) Securities of another Original Issue or
(ii) Replacement Securities complying with the conditions of paragraphs (c) and
(d) of this Section, or (2) deposit cash or a letter of credit with instructions to acquire the Securities of the Original Issue when practicable. Any cash or letter of credit deposited under this Subsection 3.06(b) to acquire Securities of an Original Issue or Replacement Securities which at the end of the 90 day period following the Date of Deposit has not been used to purchase Securities shall be used to purchase Securities in accordance with this Subsection 3.06(b), provided that if an instruction to purchase an Additional Security or a Replacement Security has not been given and such cash or letter of credit remain in the Trust Fund after 110 days from the Date of Deposit, the amount thereof shall be distributed, together with the attributable sales charge, at the time and in the manner specified in Section 3.11 regarding failed contracts.

     (c) Replacement Securities shall meet conditions (a) through (e) applicable to Substitute Securities in Section 3.11.

     (d) In addition to the requirements specified in paragraph (a), a Replacement Security must:

          (i) be publicly-traded common stock;

          (ii) be issued by an issuer subject to or exempt from the reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934 (or similar provision of law); and

          (iii) have characteristics sufficiently similar to the characteristics of the other Securities in the Trust Fund as to be acceptable for acquisition by the Trust Fund.

          (e) The Sponsor may, simultaneously with the Subscription Notice provided in Section 3.06(a), deliver to the Trustee the Additional Securities or cash or letter of credit in the aggregate value of the Additional Securities to be purchased pursuant to the Sponsor's instruction, as specified in the Subscription Notice, together with cash equal to the pro rata portion of the Trust Fund Cash Evaluation allocable to the Additional Units to be created, all in the amounts and in the manner provided by the preceding paragraphs of this Section, and the Trustee shall, promptly following the Evaluation Time on such day, deliver to the Sponsor the Additional Units created in respect of such deposit.

          (f) Execution of a Deposit Certificate shall be deemed a certification by the Sponsor that the purchase of the Securities specified in such Deposit Certificate complies with the conditions specified in this Section, as applicable. The Deposit Certificate shall be deemed to restate the representations, agreements and certifications of the Sponsor made in Sections 6-8, inclusive, of the Closing Memorandum for the Trust Fund to which the deposit relates as though the representations, agreements and certifications were made with respect to the Deposit Certificate and the deposit of Securities with the Trustee. The Deposit Certificate shall also be deemed to constitute, for value received, the sale, assignment and transfer to the Trustee of all right, title and interest in and to the Additional Securities identified in the Deposit Certificate and to irrevocably constitute and appoint the Trustee the Sponsor's attorney in all matters respecting such Securities with full power of substitution in the premises. The Deposit Certificate shall include an acknowledgment by the Trustee that it has delivered to the Sponsor the number of Units specified in the Deposit Certificate. Any Additional Securities received by the Trustee shall be deposited in the Trust Fund and shall be subject to the terms and conditions of this Indenture to the same extent as the securities originally deposited hereunder. Any contract to purchase Additional Securities pursuant to this Section 3.06 that is declared by the Sponsor to have failed due to reasons beyond the control of the Sponsor or the Trustee, shall be immediately replaced by the Sponsor with a contract to purchase Substitute Securities pursuant to Section 3.11.

          (g) The Trustee shall have no responsibility or liability for any loss or depreciation resulting from any purchase made pursuant to the Sponsor's instructions and in the absence thereof shall have no duty to purchase any securities. The Trustee shall have no responsibility or liability for maintaining the composition of the Trust Fund.

          (h) The Sponsor may direct the Trustee, with part or all of the proceeds from the sale of Securities, to the extent not required for redemption of Units, to purchase one or more debt obligations for deposit in the Trust, provided that each such debt obligation

     (1) is an "Eligible Security" as defined in paragraph (a)(5) of Rule 2a-7 pursuant to the Investment Company Act of 1940 or in the opinion of the Sponsor has comparable credit characteristics, (2) has a fixed final maturity date no later than the next Distribution Day and (3) shall be held by the Trustee until its maturity. The proceeds from the maturity of any said debt obligation shall be distributed to Holders on said Distribution Day.

          SECTION 3.07   Statements and Reports.  With each distribution from
                         ----------------------
the Income or Capital Accounts the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in a separate statement to each Holder, the amount being distributed from each such account expressed as a dollar amount per Unit.

          Within a reasonable period of time after the last business day of each calendar year or such other fiscal period specified in Part II of the Reference Trust Indenture (the "Trust Year"), the Trustee shall furnish to each person who at any time during the Trust Year then ended was a Holder a statement setting forth, with respect to such Trust Year:

          (a)  as to the Income Account:

          (1) the amount of income received on the Securities or the sale pursuant to Section 3.08 of any rights to purchase securities;

          (2) the deductions for applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.10, and accrued organizational expenses and Deferred Sales Charge, if any;

          (3) the balance remaining after such deductions expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such Trust Year;

          (4) the amounts received for purchases of Contract Securities, if any;

          (b)  as to the Capital Account:

          (1) the net proceeds received (excluding any portion thereof credited to the Income Account) from the sale or liquidation of any of the Securities or any sale pursuant to Section 3.08;

          (2) the deductions for payment of applicable taxes and fees and expenses of the Trustee and the Sponsor and of counsel pursuant to Section 3.10, and accrued organizational expenses and Deferred Sales Charge, if any;

          (3) the balance remaining after such deductions expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such Trust Year; and

          (c)  the following information:

          (1) a list of the Securities disposed of or acquired during such Trust Year, and a list of the Securities as of the last business day of the Trust Year showing which Securities, if any, constitute Restricted Securities;

          (2) the number of Units outstanding on the last business day of the Trust Year;

          (3) the Unit Value based on the last Trust Fund Evaluation made during the Trust Year; and

          (4) the amounts actually distributed to Holders during the Trust Year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Days for such distributions and the status of such distributions for Federal income tax purposes.

          SECTION 3.08   Sale of Securities and of Certain Rights.  The Sponsor
                         ----------------------------------------
by written notice may direct the Trustee to sell Securities at such price and time in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any one or more of the following conditions exist:

          (a) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of anticipated dividends on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends on the same;

          (b) that there has occurred any breach of covenants or warranty in any trust indenture or other document relating to the issuer which might materially and adversely affect either immediately or contingently the declaration or payment of dividends on such Securities;

          (c) that there has been a default in the payment of principal or par or stated value of, premium, if any, or income or any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends on the Securities;

          (d) that such materially adverse credit factors have occurred, that in the opinion of the Sponsor the retention of such Securities would be detrimental to the interest of the Holders; or

          (e) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Holders.

          Upon receipt of such direction from the Sponsor with respect to any Securities, or in the case of options, warrants or other rights to purchase securities distributed to the Trust Fund in respect of Securities as soon as is practicable after receipt of such options, warrants or other rights, the Trustee shall proceed to sell the specified Securities or any such rights. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Sponsor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Securities under this
Section 3.08 except to the extent otherwise required by Section 3.12. The Sponsor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section 3.08. This provision, however, shall not protect the Trustee or Sponsor against any liability for which they would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.

          SECTION 3.09   Reorganization or Similar Event.  In the event that an
                         -------------------------------
offer by the issuer of any of the Securities or any other party shall be made to issue new Securities in exchange or substitution for any Securities, the Trustee shall reject such offer, except that if (1) the issuer failed to declare or pay anticipated dividends with respect to such Securities or (2) in the opinion of the Sponsor, given in writing to the Trustee, the issuer will probably fail to declare or pay anticipated dividends with respect to such Securities in the reasonably foreseeable future, the Sponsor shall instruct the Trustee in writing to accept or reject such offer and to take any other action with respect thereto as the Sponsor may deem proper. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be sold, if securities or property, by the Trustee pursuant to the Sponsor's direction, unless the Sponsor advises the Trustee to retain such securities or property. The cash then remaining shall be distributed to Holders on the next Distribution Day not fewer than 31 days from the date the exchange consideration was received and otherwise in the manner set forth in
Section 3.04 regarding distributions from the Capital Account. This Section shall apply, but its application shall not be limited, to public tender offers, mergers, acquisitions, reorganizations and recapitalizations. Neither the Sponsor nor the Trustee shall be liable to any person for action or failure to take action pursuant to the terms of this Section 3.09.

          SECTION 3.10   Counsel.  The Sponsor may employ from time to time
                         -------
counsel to act on behalf of the Trust Fund for any legal services in connection with the

Securities, including advice as to whether any Securities constitute Restricted Securities and any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provision hereof. The fees and expenses of such counsel shall be paid by the Trustee as provided in Section 3.04(b) hereof.

          SECTION 3.11   Purchase of Substitute Securities.  In the event that
                         ---------------------------------
any contract to purchase Contract Securities is declared by the Sponsor to have failed ("Failed Contract Securities"), the Sponsor may instruct the Trustee to purchase, with funds held by the Trustee for the purchase of such Failed Contract Securities, replacement securities ("Substitute Securities") which are shares of the same common stock as the Failed Contract Securities, in an aggregate number of shares not to exceed the number of shares of the Failed Contract Securities. The aggregate purchase price of the Substitute Securities shall not exceed the amount of funds held specially for the purchase of he Failed Contract Securities. The Trustee shall have no duty or responsibility with respect to the selection of Substitute Securities, and the selection by the Sponsor of a security as a Substitute Security shall be deemed to be its certification that such Substitute Securities comply with the foregoing and the following conditions in the case of each such purchase or contract to purchase:

          (a) The Substitute Securities shall not constitute Restricted Securities;

          (b) The purchase of the Substitute Securities shall not cause more than 10% of the Trust Fund (on the basis of the Trust Fund Evaluation next preceding the date of purchase of such Securities) to consist of securities of a single issuer (or of two or more issuers which are Affiliated Persons as such term is defined in the Investment Company Act of 1940) which securities are not registered and are not being registered under the Securities Act of 1933;

          (c) The purchase of the Substitute Securities shall not cause the Trust Fund to hold more than 50% of any issue which has been registered under the Securities Act of 1933, as amended;

          (d) The Substitute Securities must be deposited into the Trust Fund within 110 days of the deposit of the Failed Contract Securities; and

          (e) The written instructions of the Sponsor to the Trustee shall (1) identify the Substitute Securities to be purchased, (2) state that the contract to purchase, if any, to be entered into is satisfactory in form and substance and (3) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the Substitute Securities.

          Upon satisfaction of the foregoing conditions with respect to any Substitute Securities, the Trustee, at the direction of the Sponsor, shall enter into the contract, if any, to purchase such Substitute Securities and take all steps reasonably necessary to complete the purchase by the Trust Fund thereof.

          Whenever a Substitute Security is acquired for the Trust Fund pursuant to the provisions of this Section, the Trustee will, within five days after such acquisition, mail to each Holder a notice of such acquisition, including an identification of the Securities eliminated and acquired. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions of the Sponsor and in the absence of such directions, the Trustee shall not have any duty to purchase any Substitute Securities under this Indenture. The Sponsor shall not be liable for any failure to instruct the Trustee to purchase any Substitute Securities or for errors of judgment in respect of this Section 3.11; provided that this provision
                                                    --------
shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

          SECTION 3.12   Notice and Sale by Trustee.  If at any time a dividend
                         --------------------------
(once due and payable) on any of the Securities shall not have been duly paid, the Trustee shall notify the Sponsor thereof. If within thirty days after such notification the Sponsor has not given any instruction in writing to sell or to hold or have not taken any action in connection with such Securities, the Trustee may, in its sole discretion, sell such Securities forthwith, and neither the Trustee nor the Sponsor shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

          SECTION 3.13   Action by Trustee Regarding Securities.  In the event
                         --------------------------------------
that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities the Trustee shall promptly notify the Sponsor and shall thereupon take such action or refrain from taking any action as the Sponsor may in writing direct; provided, however, that if the Sponsor does not within five business days of the giving of such notice to the Sponsor direct the Trustee to take or refrain from taking any action, the Trustee may take such action as it, in its sole discretion, shall deem advisable. The Securities may, in the discretion of the Trustee, be interchanged from time to time into either bearer or registered form without any notification thereof to the Sponsor or the Holders and may be registered in the name of the Trustee or the name of any nominee designated by it. Neither the Sponsor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.13.

          SECTION 3.14   Trustee Not to Adjust Accounts.  Nothing in this
                         ------------------------------
Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Income Account and the Capital Account by reason of any premium or discount in respect of any of the Securities.

          SECTION 3.15   Notice of Change in Capital Account.  The Trustee shall
                         -----------------------------------
give prompt written notice to the Sponsor of all amounts credited to or withdrawn from the Capital Account pursuant to any of the provisions of this
Article III, and the balance in such Account after giving effect to the credit or withdrawal.

          SECTION 3.16   Foreign Exchange Transactions.  The Sponsor shall
                         -----------------------------
direct the Trustee with respect to the circumstances under which foreign exchange transactions are to be entered into and with respect to the method whereby calculation of U.S. dollar equivalents for purpose of net asset value computations or otherwise are to be made, in order to convert amounts receivable in respect of Securities in foreign currencies into U.S. dollars. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction.

          SECTION 3.17   Extraordinary Distributions.  Any property received by
                         ---------------------------
the Trustees after the effective date of a series in a form other than cash or additional shares of the Securities or of a Substitute Security received in a non-taxable stock split or stock dividend, which shall be retained by the Trust, shall be dealt with in the manner described in Section 3.09 and shall be retained or disposed by the Trustee according to those provisions, provided, however, that no property shall be retained which the Trustee determines shall adversely affect its duties hereunder. The proceeds of any disposition shall be credited to the Income or Capital Account of the Trust, as the Sponsor may direct.

          SECTION 3.18   Grantor Trust Status.  The Trust is intended to be
                         --------------------
treated as a fixed investment (i.e., grantor) trust for income tax purposes, and its powers shall be limited in accordance with the restrictions imposed on such trusts by Treas. Reg. Section 301.7701-4.

          SECTION 3.19   Deferred Sales Charge.  In the event that the
                         ---------------------
Prospectus provides for a Deferred Sales Charge, then the Trustee shall, on the dates specified in and as permitted by the Prospectus, withdraw from the Income Account, the Capital Account and/or distributions to be made therefrom, as such accounts or distributions are designated in the Prospectus as the source of the payments of the Deferred Sales Charge, an amount per Unit specified in the Prospectus and credit such amount to a special, non-Trust account maintained at the Trustee out of which the Deferred Sales Charge will be distributed to the Sponsor. If the balances in the Income and Capital Accounts are insufficient to make any withdrawal designated to be made therefrom, the Trustee shall, as directed by the Sponsor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Income Account or the Capital Account, sell Securities and credit the proceeds thereof to such special Sponsor's account or credit Securities in kind to such special Sponsor's Account, provided, however, that
                                                      --------
the Trustee shall not be required to advance an aggregate amount in excess of $15,000 pursuant to this Section. Such directions shall identify the Securities, if any, to be sold or distributed in kind and shall contain, if the Trustee is directed by the Sponsor to sell a Security, instructions as to execution of such sales. The Trustee shall have no liability for any loss or depreciation resulting from sales made in accordance with the Sponsor's instruction. If a Holder redeems Units prior to full payment of the Deferred Sales Charge, the Trustee shall, if so provided in the Prospectus, on the Redemption Date, withhold from the Redemption Price payment to such Holder an amount equal to the unpaid portion of the Deferred Sales Charge and distribute such amount to such special Sponsor's Account or, if the Sponsor shall purchase such Unit pursuant to the terms of
Section 5.02 hereof, the Sponsor shall pay the Redemption Price for such Unit less the unpaid portion of the Deferred Sales Charge. If the Prospectus provides for a waiver or refund of any portion of the Deferred Sales Charge under specified circumstances (such as, for example, in connection with a redemption or sale of Units following the death or disability of the Holder), the Trustee shall deduct and pay to the Sponsor the full amount of the Deferred Sales Charge chargeable upon the redemption in the absence of such waiver or refund and the Sponsor shall pay to the affected Holder the amount of such waiver or refund; the Trustee shall have no responsibility to the affected Holder with respect to the amount to be so refunded. The Sponsor may at any time instruct the Trustee to distribute to the Sponsor cash or Securities previously credited to the special Sponsor's Account. Notwithstanding the foregoing but only when provided for in the Prospectus of a particular series, unless the Sponsor shall otherwise direct, the Trustee shall accrue the liability for the Deferred Sales Charge on each Deferred Sales Charge payment date but shall defer the payment thereof and any sale of Securities as shall be necessary to provide funds for such payment, until the last Deferred Sales Charge payment date specified in the Prospectus or such earlier time as a Unit is redeemed. Accordingly, any person who acquires a Unit subsequent to one or more Deferred Sales Charge payment dates will acquire the Unit subject to the unpaid liability for such Deferred Sales Charge payments. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from such deferral of payment and sale of Securities.


                                   ARTICLE IV

                            Evaluation of Securities
                            ------------------------

          SECTION 4.01     Evaluation of Securities. The Trustee shall determine
                           ------------------------
separately and promptly furnish to the Sponsor upon request the value of each issue of Securities as of the Evaluation Time on the basis set forth in this Section on the days on which the Trust Fund Evaluation is required by Section
5.01. If the Securities are listed on a national or foreign securities exchange or NASDAQ National Market System, the evaluation shall be determined on the basis of the last reported sales price at or prior to the Evaluation Time on the exchange, if any, where the Securities are principally traded, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Trustee deems such price inappropriate as a basis for valuation) or, if there is no sale price on such exchange, at the mean between the closing bid and offering prices. Notwithstanding the preceding, if the Trust contains a Security which is an American Depository Receipt ("ADR") and there is no closing price for the ADR for the relevant business day but there is a closing sale price for such a day for the stock represented by the

ADR on a foreign exchange where the stock represented by the ADR is principally traded, the Trustee shall, unless the Sponsor shall otherwise direct, use the closing price for the stock on such foreign exchange. If the Securities are not so listed or, if so listed but the principal market therefor is not on any such exchange, the evaluation shall be based on the last reported sale prices as of the Evaluation Time on the over-the-counter market by one or more reporting services selected by the Sponsor and the Trustee as hereinafter provided (unless the Trustee deems such prices inappropriate as a basis for valuations) or, if no such sale prices are available, (1) on the basis of the mean between current bid and offering prices for the Securities, (2) if bid and offering prices are not available for any Securities, on the basis of the mean between current bid and offering prices for comparable securities, (3) by determining the value of the Securities at the mean between the bid and offering sides of the market by appraisal or (4) by any combination of the above. The Trustee may obtain current bid and offering prices for the Securities from investment dealers or brokers (including the Sponsor) that customarily deal in similar securities or from any other reporting service or source of information which the Trustee deems appropriate. With respect to any Security which is not listed on a national exchange, the Sponsor and the Trustee shall, from time to time, designate one or more reporting services or other sources of information on which the Trustee shall be authorized to rely in evaluating such Security, and the Trustee shall have no liability for any errors contained in the information so received. The cost thereof shall be an expense reimbursable to the Trustee from the Income and Capital Accounts.

          Pursuant to Section 3.16, the Sponsor shall direct the Trustee with respect to the method of calculating U.S. dollar equivalents of prices quoted in foreign currency.

          For each evaluation, the Trustee shall also determine and furnish to the Sponsor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) cash on hand in the Trust Fund (other than cash held specially for the purpose of Contract Securities).

          In making the evaluations specified in this Section 4.01 and in
Section 5.01, the Trustee shall value all contracts for purchase or sale of Securities as Securities or cash, respectively (with corresponding deductions from cash or number of shares), as of the first business day following the day on which contracts are entered into.

          SECTION 4.02   Liability of the Trustee.  The Sponsor and the Holders
                         ------------------------
may rely on any evaluation furnished by the Trustee and shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of the best information available to it. The Trustee shall be under no liability to the Sponsor or the Holders for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                    ARTICLE V

                             Trust Fund Evaluation
                                      and
                              Redemption of Units
                              -------------------

          SECTION 5.01        Trust Fund Evaluation.
                              ---------------------

     (a) As of the Evaluation Time (x) on each December 31 and June 30 (or the last Business Day prior thereto) commencing with the first such day which is more than six months after the date of the Reference Trust Indenture, (y) on any business day as of the Evaluation Time next following the tender of any Unit for redemption, and (z) on any other Business Day desired by it or requested by the Sponsor, the Trustee shall:

          (1)  Add

          (A) cash on hand in the Trust Fund, other than cash held specifically for the purchase of Contract Securities;

          (B) the aggregate value of each issue of the Securities other than Contract Securities;

          (C) any interest and dividends receivable on stocks trading exdividend, plus

          (D) all other assets of the Trust; and

          (2)  Deduct

          (A) amounts representing any applicable taxes or governmental charges payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

          (B) amounts representing estimated accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Sponsor and of counsel pursuant to Section 3.10, and

          (C) cash allocated for distribution to Holders of record, or the redemption of Units, as of a date prior to the evaluation then being made.

The resulting figure is herein called a "Trust Fund Evaluation." Amounts receivable by the Trust in a foreign currency shall be converted to U.S. dollars based on current exchange rates, pursuant to the Sponsor's direction, in the same manner as provided in Section 4.01 for the conversion of the valuation of foreign Securities, and the Evaluation shall report such conversion with each evaluation made pursuant to Section 4.01.

     (b) In addition, on any business day as of the Evaluation Time next following the tender of any Unit for redemption, the Trustee shall:

          (1) Add cash on hand in the Trust Fund, other than cash declared held especially for the purchase of Contract Securities; and all other assets of the Trust Fund (other than Securities), and

          (2) Deduct the amounts referred to in paragraphs (A), (B) and (C) of clause (2) of Section 5.01(a).

The resulting figure is herein called a "Trust Fund Cash Evaluation".

          SECTION 5.02   Redemption of Units.  (a) A Holder may tender Units for
                         -------------------
redemption on any weekday (a "Tender Day") which is not one of the following:
New Year's Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day or Christmas; provided that any tender received after the Evaluation Time or
           --------
received on a day which is not a Tender Day shall be deemed to be made as of the next succeeding Tender Day. Any Unit tendered by a Holder or his duly authorized attorney for redemption at the Trustee's Office (effected by tender of such documents as the Trustee shall reasonably require and, in the case of certificated Units, by the related Certificate) shall be redeemed and canceled by the Trustee on the third Business Day following the Tender Day (the "Redemption Date"). Units tendered for redemption by the Sponsor on any
----------------
Business Day shall be deemed to have been tendered before the Evaluation Time on such Business Day provided that the Depositors advise the Trustee before the later of the Trustee's close of business and 5:00 p.m. New York City time. By such advice, the Sponsor will be deemed to certify that all Units so tendered were either (a) tendered to the Sponsor or to a retail dealer between the Evaluation Time on the preceding Business Day and the Evaluation Time on such Business Day or (b) acquired previously by the Sponsor but which the Sponsor determined to redeem prior to the Evaluation Time on such Business Day.

          (b) Subject to deduction of any tax or other governmental charges due thereon, redemption is to be made by payment of cash equal to the Unit Value as of the Evaluation Time next following the tender plus any Accrued Income per Unit from, and including, the day next following such Evaluation Time to, but not including, the day of payment to the redeeming Holder, multiplied by the number of Units being redeemed (the "Redemption Price"). The portion of the
                                     ----------------
Redemption Price representing the pro rata share of the cash on hand in the Income Account and such Accrued Income shall be withdrawn from the Income Account to the extent funds are available for such purpose. The balance of the Redemption Price, including Accrued Income to the extent unavailable in the Income Account, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose; if the available balance in the Capital Account shall be insufficient, the Trustee shall sell Securities from among those designated for such purpose by the Sponsor on the current list as provided in subsection (d) below, in such amounts as shall be necessary for the purposes of such redemption; provided, however, that no amount in the
                                 --------  -------
Capital Account may be used for any redemption unless the Sponsor so directs in writing. Instead, Units shall be redeemed by the Trustee's segregating on the books of the Trust those Securities selected from among those designated on such current list by the Sponsor for the account of the Holder (to the extent the value thereof is equal to the Redemption Price (less any cash distributed from the Income and Capital Accounts as directed by the Sponsor)). The Trustee shall sell the Securities, any portion of which have been segregated as provided below, or collect the redemption proceeds thereof and distribute such sale or redemption proceeds (1) to the Holder, to the extent described in the immediately preceding sentence, and (2) to the Capital Account, to the extent of any balance of the sale or redemption proceeds; provided that if the Sponsor
                                                --------
contemplates any further deposit of Additional Securities into the Trust in accordance with Section 3.06, the Securities to be segregated shall be selected by the Sponsor so as to maintain, to the extent practicable, the proportionate relationship among the number of shares of each Security then existing. In the event that funds are withdrawn from the Capital Account or Securities are sold for payment of any portion of the Redemption Price representing Accrued Income, the Capital Account shall be reimbursed when sufficient funds are available in the Income Account. As used in this Section 5.02, "Accrued Income" shall mean net accrued but unpaid interest on Securities or interest earned on Funds deposited for purchase of Securities as provided in Section 3.06(i) and with respect to Common Stocks and Preferred Stocks, net dividends declared but unpaid but, except as otherwise instructed by the Sponsor, only for the period commencing three Business Days prior to the record date therefor and ending on the date received by the Trustee.

          (c) If the Prospectus for the Trust provides for in-kind redemption, a Holder who satisfies any requirements specified in such Prospectus for in-kind redemption may, in lieu of redeeming Units in the manner provided in subsection
(b) above, redeem Units and request that a distribution in kind be made by the Trustee to the Distribution Agent of (1) Securities (the "Securities
                                                          ----------
Distribution") equal to the fractional undivided interest represented by each
------------
Unit in all Securities in the Trust to the extent of the Unit Value of the Units redeemed plus (2) an amount in cash (the "Cash Distribution") equal to the Unit
                                          -----------------
Value less the value of the Securities Distribution, determined as of the Evaluation Time next following the tender, multiplied by the number of Units being redeemed (such Securities Distribution and Cash Distribution in the aggregate being referred to herein as the "Redemption Distribution"). In making
                                           -----------------------
a Cash Distribution to the Distribution Agent the Trustee shall withdraw the Holder's pro rata share of the cash in the Income Account and Capital Account from such accounts to the extent that funds are available for such purpose.

          Upon receipt of a Redemption Distribution the Distribution Agent shall hold such distribution for the account of the tendering Holder. Securities shall be held in the name of the Distribution Agent or its nominee and cash shall be held in a non-interest bearing account. Upon receipt of proper instructions from the tendering Holder, the Distribution Agent shall deliver the Redemption Distribution pursuant to such directions (except that if any securities received are available only in book entry form, unless the tendering Holder designates an agent to hold such securities in its name which agent is, or clears through, a member of the depository for those securities, the Distribution Agent shall sell those securities and distribute the cash proceeds, net of transaction costs, if any) as soon as practical, as directed by such tendering Holder upon payment of such reasonable fees set by the Trustee or the Distribution Agent to cover the cost of delivery, including costs for shipping, handling and insurance.

          Notwithstanding anything herein to the contrary, in the event that any such tender of Units pursuant to this Section 5.02(c) would result in the disposition, by the Trustee or the Distribution Agent, of less than a whole Security, the Trustee or Distribution Agent shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsor as required to make such cash available.

          (d) From time to time or at the request of the Trustee, the Sponsor shall deliver to the Trustee and maintain a current list of Securities to be sold upon the redemption of Units. Once Units have been tendered for redemption, the Sponsor shall designate which of such Securities are to be sold. In connection therewith, the Sponsor may specify the minimum number of shares of any Securities to be sold at any one time and the date and manner in which such sale is to be made by the Trustee. If the Sponsor fails to deliver such a list or designate Securities to be sold, the Trustee, in its sole discretion, may, or may hire an agent to, establish a current list of Securities for such purposes and designate which Securities are to be sold. In connection with any sale of Securities pursuant to this Section 5.02, the Sponsor shall furnish the Trustee with any documents necessary for the transfer of such Securities or compliance with transfer restrictions, if any, on such Securities.

          (e) The Trustee shall, when selling Securities, use its reasonable best efforts to secure the best price obtainable for the Trust taking into account any minimum number of shares or value limitations on sales that have been specified by the Sponsor. The Trustee shall place orders with brokers (which may include the Sponsor and its affiliates) or dealers with which it may reasonably expect to obtain the most favorable price and execution of orders.

          In the event that it is necessary to sell any Securities other than by the above means, and if the Sponsor shall so direct in writing accompanied by any documents necessary to transfer such Securities or to comply with transfer restrictions, if any, on such Security, the Trustee shall transfer any such Securities to a participation trust with a trustee selected by the Sponsor (which may include the Trustee, but the Trustee shall have no obligation to act as such and may receive additional compensation for so acting) to be governed by a trust indenture in exchange for certificates of participation in such trust and shall then sell such certificates of participation in the manner directed by the Sponsor. The Trustee shall be entitled to receive such written notice and may act in reliance thereon. In the event that the moneys received upon the sale of such certificates exceed the amount needed to pay the Redemption Price, the Trustee shall credit such excess to the Capital Account or the Income Account, as appropriate, in proportion to the amounts that represent the principal and accrued interest on the Security transferred to such participation trust. Sales of certificates of participation in any such trust by the Trustee shall be made in such manner as the Sponsor shall determine should realize the best price for the Trust.

          In the event that funds are withdrawn from the Capital Account or Securities are sold for payment of any portion of the Redemption Price representing Accrued Income, the Capital Account shall be reimbursed when sufficient funds are available in the Income Account.

          (f) The Trustee may, in its discretion, and shall when so directed by the Sponsor in writing, suspend the right of redemption or postpone the date of payment of the Redemption Price beyond the Redemption Date (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings; (2) for any period during which (as determined by the Securities and Exchange Commission by rule, regulation or order) (A) trading on the New York Stock Exchange is restricted or (B) an emergency exists as a result of which disposal by the Trust of Securities is not reasonably practicable or it is not reasonably practicable fairly to determine the Trust Value; or (3) for such other periods as the Securities and Exchange Commission may by order permit. Subject to Section 22 of the Investment Company Act, the right of redemption shall terminate upon the earlier of the Termination Date or the giving of notice of termination to Holders by the Trustee pursuant to Section 9.01.

          (g) Not later than the close of business on the day of tender of a Unit for redemption by a Holder other than the Sponsor, the Trustee shall notify the Sponsor of such tender. The Sponsor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to (1) the close of business on the first Business Day after the day on which such Unit was tendered for redemption or (2) in the case of a tender for redemption by check, the Redemption Date. Such purchase shall be made by payment for such Unit by the Sponsor (1) to the Trustee on behalf of the Holder in the case of a tender for redemption other than by check, and (2) to the Trustee in the case of a tender for redemption by check, in either case not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Holder. So long as the Sponsor is maintaining a bid in the secondary market at no less than the Redemption Price, the Sponsor will repurchase any Unit so tendered to the Trustee for redemption. Any Unit purchased by the Sponsor from the Trustee may at the option of the Sponsor be tendered to the Trustee for redemption in the manner provided in subsection (a) of this Section 5.02. The Trustee is hereby irrevocably authorized in its discretion, but without obligation, in the event that the Sponsor does not elect to purchase any Unit tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Sponsor for redemption, in lieu of redeeming such Unit, to sell such Unit in the over-the-counter market for the account of the tendering Holder at a price which will return to the Holder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price which such Holder would otherwise be entitled to receive on redemption pursuant to this Section 5.02. The Trustee shall pay to the Holder the net proceeds of any such sale no later than the day the Holder would otherwise be entitled to receive payment of the Redemption Price hereunder.

          (h) Neither the Sponsor, the Trustee nor any Distribution Agent shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

          SECTION 5.03   Sponsor's Repurchase in Secondary Market.  The Trustee
                         ----------------------------------------
shall have no obligation, except as stated below, should a Holder choose to sell any or all of his Units to the Sponsor in a secondary market transaction as set forth in the Prospectus. The Trustee's obligations under such circumstances are limited to those in Section 6.01.

                                   ARTICLE VI

                               Transfer of Units
                               -----------------

          SECTION 6.01   Transfer of Units.  Units may be transferred by the
                         -----------------
registered Holder thereof by presentation and surrender of transfer instructions, at the principal office of the Trustee properly endorsed or accompanied by such documents executed by the registered Holder or his authorized attorney as the Trustee deems necessary to evidence the authority of
the person making such transfer.    The Trustee may deem and treat the person in
whose name any Unit shall be registered upon the books of the Trustee as the owner of such Unit for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for the purposes of this Section 6.01 shall be closed in connection with the termination of the Trust Fund pursuant to Article IX hereof.

          A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Trustee. A Holder may be required to pay $2 (or such other amount as may be specified by the Trustee and approved by the Sponsor) on any such transfer.

          The Trustee may also adopt other reasonable rules and regulations for the transfer, tender and redemption of Units.

          SECTION 6.02   Book-Entry Units.  Unless the Reference Trust Indenture
                         ----------------
otherwise provides, ownership of Units of the Trust will not be evidenced by Certificates.

                                   ARTICLE VII

                                    Sponsor
                                    -------

          SECTION 7.01   Certain Matters Regarding Succession.  The covenants,
                         ------------------------------------
provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor. In the event of the death, resignation or withdrawal of any partner of any successor Sponsor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Sponsor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by the Sponsor to a successor corporation or partnership as permitted by the next following sentence, the Sponsor shall be relieved of all further liability under this Indenture. The Sponsor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Indenture.

          SECTION 7.02   Liability of Sponsor and Indemnification.   (a) The
                         ----------------------------------------
Sponsor shall be under no liability to the Trust Fund or the Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any Securities, provided,
                                                                   --------
however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Holder or the Trustee other than as expressly provided for herein.

     (b) The Trust Fund shall pay and hold the Sponsor harmless from and against any loss, liability or expense incurred in acting as Sponsor of the Trust Fund other than by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, including the costs and expenses of the defense against any claim or liability in the premises. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however,
                                                           --------
that the Sponsor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Holders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and shall be paid directly by the Trustee out of the Income and Capital Accounts as provided by Section 3.04.

     (c) None of the provisions of this Indenture shall be deemed to protect or purport to protect the Sponsor against any liability to the Trust Fund or to the Holders to which the Sponsor would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Sponsor's reckless disregard of its obligations and duties under this Indenture.

          SECTION 7.03   Compensation of Sponsor.  The Sponsor shall perform
                         -----------------------
such reviews and procedures as it may deem necessary for the Sponsor to give the consents and directions required by these Standard Terms and Conditions of Trust. The Sponsor shall receive at the times set forth in Section 3.04 as compensation for performing certain administrative services under this indenture an amount equal to the lesser of the cost to the Sponsor of supplying such administrative services including legal and auditing expenses (which costs shall be set forth in a certificate delivered by the Sponsor to the Trustee, in form satisfactory to the Trustee, upon which the Trustee may rely) and a pro-rata portion (covering the number of months of services included in the certificate) of the amount per year specified as compensation for the Sponsor in Part II of the Reference Trust Indenture for each Unit in the Trust Fund. The computation of such compensation shall be made on the basis of the largest number of Units in the Trust Fund at any time during such year. Such rate may be increased by the Trustee from time to time, without the consent or approval of any Holder or the Sponsor, by amounts not exceeding the proportionate increase, during the period from the date of such Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the United States Department of Labor or, if such Index is no longer published, a similar index.

          The Sponsor shall also receive, at the times set forth in Section 3.04, reimbursement for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, in connection with such action as the Sponsor in its discretion may deem necessary at any and all times to undertake in order to protect the Trust Fund and the rights and interests of the Holders pursuant to the terms of this Indenture.

                                   ARTICLE VII

                                    Trustee
                                    -------

          SECTION 8.01   General Matters Relating to Trustee.  (a) All moneys
                         -----------------------------------
deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the Trust or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved, the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940. The responsibilities and authority granted by this paragraph shall apply equally to the Distribution Agent.

     (b) The Trustee shall be under no liability for any action taken in good faith on any paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document whether or not of the same kind, prima facie properly executed, or for the disposition of moneys or Securities pursuant to this Indenture; provided,
                                                                --------
however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, and the Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto and the Holders.

     (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Contract Securities delivered to it), and the Trustee shall in no event assume or incur any liability, duty or obligation to any Holder or to the Sponsor, other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Sponsor.

     (d) The Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust Fund and the rights and interests of the Holders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such
                   --------
actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts.

     (e) (i) Subject to the provisions of subparagraphs (ii) and (iii) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Sponsor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph (ii) below or (ii) limit the obligation of the Trustee to indemnify the

Trust under subparagraph (iii) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in Section 8.05 hereof.

       (ii) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (i) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that the Trustee hereby agrees to perform all the duties assigned by rule 17f-5 as now in effect or as it may be amended in the future, to the boards of management investment companies. The Trustee's duties under the preceding sentence will not be delegated.

     As used in this subparagraph (ii),

          (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

          (2)  "eligible foreign custodian" means

          (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Cedel Bank, S.A. ("Cedel").

          (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

       (iii) The Trustee will indemnify and hold the Trust harmless from and against any loss occurring as a result of an eligible foreign custodian's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing custodian duties.

     (f) If at any time the Sponsor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Sponsor in an involuntary case, or the Sponsor shall commence a voluntary case, under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Sponsor or for any substantial part of its property shall be appointed or the Sponsor shall make any general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due, then in any such case, the Trustee may do any one or more of the following: (1) appoint a successor Sponsor which shall act hereunder in all respects in place of such Sponsor and which may be compensated semi-annually, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940; (2) act hereunder in its own absolute discretion without appointing any successor Sponsor and receive additional compensation at rates determined as provided in clause (1); or (3) terminate this Indenture and the trust created hereby and liquidate the Trust Fund in the manner provided in
Section 9.01.

     (g) (1) If the value of the Trust Fund as shown by any Trust Fund Evaluation shall be less than the liquidation amount specified in clause (2) of this subsection (g), the Trustee may in its discretion, and shall if so directed by the Sponsor, terminate this Indenture and the trust created hereby and liquidate the Trust Fund all in the manner provided in Section 9.01.

       (2) The liquidation amount referred to in clause (1) shall be 40% of the aggregate net asset value of the Trust at the completion of the initial public offering period.

     (h) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon. The Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts for all such taxes and charges, for any tax or charge imposed against the Trustee as trustee of the Trust Fund and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges.

     (i) Notwithstanding any provisions of this Indenture to the contrary, except as set forth in Sections 7.03 and 8.05, no payment to the Sponsor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust Fund or to any affiliated person (as so defined) or agent of a Sponsor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

     (j) The Trustee except by reason of its own gross negligence, bad faith or wilful misconduct shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     (k) All provisions of paragraphs (b), (c), (d), (e), (h) and (j) of this
Section 8.01 shall be deemed to apply to the Distribution Agent as fully and to the same extent as the Trustee.

     (l) The Trustee in its individual or any other capacity may become owner or pledgee or, or be an underwriter or dealer in respect of, stock, bonds or other obligations issued by the same issuer (or affiliate of such issuer) or any obligor of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder.

     (m) The Trust may include a letter or letters of credit for the purchase of Contract Securities issued by the Trustee in its individual capacity for the account of the Sponsor, and the Trustee may otherwise deal with the Sponsor with the same rights and powers as if it were not the Trustee hereunder.

        SECTION 8.02 Books and Records.  The Trustee shall keep proper books of
                     -----------------
record and account of all the transactions under this Indenture at its principal office including, as agent of the Sponsor, a record of the name and address of, and the Units issued by the Trust Fund and held or beneficially owned by, every Holder, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours of the Trustee.

        Unless the Sponsor otherwise directs, the Trustee shall cause audited statements as to the assets and income of the Trust to be prepared on an annual basis by independent public accountants selected by the Sponsor. Such audited statements will be made available to Holders upon request.

        To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Sponsor, reasonably acceptable to the Trustee, the Trustee shall pay, or reimburse to the Sponsor or others, the costs of the preparation of documents and information with respect to the Trust required by law or regulation in connection with the maintenance of a secondary market in units of the Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws.

        The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

        SECTION 8.03 Reports to Securities and Exchange Commission and Others.
                     --------------------------------------------------------
The Trustee shall make such annual or other reports, make such elections and file such tax returns as the Sponsor directs or as may from time to time be required under applicable state or Federal statute or rule or regulation thereunder.

        SECTION 8.04 Indenture and List of Securities on File.  The Trustee
                     ----------------------------------------
shall keep a certified copy or duplicate original of this Indenture on file at its principal office available for inspection at all reasonable times during its usual business hours by any Holder, and the Trustee shall keep and so make available for inspection a current list of the Securities.

        SECTION 8.05 Compensation of Trustee.  (a) The Trustee shall deduct
                     -----------------------
from the Income Account or, to the extent funds are not available in such account, from the Capital Account and pay to itself in equal monthly installments, on or shortly after the first day of the month, its fee in the annual amount set forth in Part II of the Reference Trust Indenture . The computation of such compensation shall be made on the basis of the largest number of Units outstanding at any time during the previous month.

     (b) The Trustee's compensation may be increased by the Trustee prior to the end of each calendar year (such increase to be retroactive to and effective from January 1 of such calendar year) without the consent or approval of any Holder or the Sponsor by an amount which shall not exceed the proportionate increase
(i) during the previous calendar year, or (ii) in the case of the calendar year of the creation of the Trust Fund, during the period from the date of the Reference Trust Indenture to December 31 of such year, in consumer prices as established for such period either (a) by the Consumer Price Index published by the United States Department of Labor under the classification "All Services Less Rent", or (b) if such index is no longer published, in a similar index; provided, however, that the right to increase its fees shall not be cumulative
--------
and, if not exercised by the Trustee for any calendar year, shall be deemed waived. No exercise of its right to such increase shall be effective unless made by the Trustee by means of notification to the Sponsor within 60 days following the publication of the annual consumer price information referred to in the preceding sentence.

     (c) The Trustee shall also receive, at such times as it shall deem convenient in the administration of the Trust, reimbursement for any and all expenses and disbursements incurred hereunder, including legal, evaluating and auditing expenses and additional compensation for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports or filing tax returns pursuant to Section 8.03, or in making any distribution of cash attributable to failed contracts covering Contract Securities in accordance with Section 3.04.

     (d) The Trustee shall be indemnified from the Trust Fund and held harmless against any loss, liability or expense incurred without gross negligence, bad faith or wilful misconduct on the part of the Trustee arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in the premises. The provisions of this paragraph shall be deemed to apply to the Distribution Agent in respect of any loss, liability or expense arising out of or in connection with such Agent's actions hereunder to the same extent as such provisions apply to the Trustee with respect to its acceptance and administration of the Trust.

     (e) The Trustee's normal and extraordinary compensation and reimbursement of the above mentioned expenses and losses shall be charged by the Trustee against the Income Account, or to the extent funds are not available in such account, from the Capital Account in accordance with Section 3.04 on or before each Distribution Day or as otherwise provided in this Section 8.05. If the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 8.05, the Trustee shall have the power to sell Securities in the manner provided in Section 5.02 hereof. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any Sale of Securities made pursuant to this Section 8.05. Any moneys payable to the Trustee shall be secured by a prior lien on the Trust Fund.

        SECTION 8.06 Resignation, Discharge or Removal of Trustee; Successors.
                     --------------------------------------------------------

     (a) The Trustee may resign and be discharged of the trust created by this Indenture by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor and mailing a copy of a notice of resignation to all Holders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. Upon receiving such notice of resignation, the Sponsor shall use their best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor Trustee. Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder then of record. The Sponsor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than 60 days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee. Notice of such resignation or removal of a trustee and appointment of a successor Trustee shall be mailed by the successor Trustee, promptly after its acceptance of such appointment, to each Holder then of record.

     (b) In case at any time the Trustee shall resign and no successor Trustee shall have been appointed within thirty days after notice of resignation has been received by the Sponsor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor Trustee, the retiring Trustee shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all Securities and moneys at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee, including but not limited to, all relevant cost basis accounting records of the Trust, and shall thereupon be discharged from all duties and responsibilities under this Indenture. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor Trustee.

     (d) Any corporation into which a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such Trustee hereunder shall be a party, shall be the successor Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

          SECTION 8.07 Qualification of Trustee.  The Trustee and any successor
                       ------------------------
shall be a banking or trust corporation meeting the requirements of the Investment Company Act of 1940 for trustees, organized and doing business under the laws of the United States, or any state thereof, having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

                                   ARTICLE IX

                                  Termination
                                  -----------

          SECTION 9.01   Procedure Upon Termination.  This Indenture and the
                         --------------------------
trust created hereby shall terminate upon the Termination Date set forth in the Prospectus under Mandatory Termination Date in the Summary of Essential Information or upon the sale or other disposition as the case may be of the last Security held hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by written instrument executed by the Sponsor and consented to (as provided in Section 10.01) by Holders owning 51% of the Units then outstanding under this Indenture, provided that in no event shall this
                                       --------
trust continue beyond January 1 of the fiftieth year after the creation of this Trust.

          Written notice of any termination, specifying the date determined by the Trustee upon which the transfer books of the Trustee maintained pursuant to
Section 6.01 shall be closed, shall be given by the Trustee to each Holder. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Securities then held, if any, and shall:

          (a) deduct from the income Account or, to the extent that funds are not available in such Account, from the Capital Account and pay to itself individually an amount equal to the sum of (1) its accrued compensation as determined in accordance with Section 8.05 for its ordinary services, (2) any compensation due it for its extraordinary services and (3) any other expenses and disbursements of the Trustee as provided herein;

          (b) deduct from the Income Account or, to the extent that funds are not available in such Account, from the Capital Account and pay accrued and unpaid fees to the Sponsor and counsel pursuant to Section 3.10;

          (c) deduct from the Income Account or, to the extent that funds are not available from such Account, from the Capital Account any amounts which it, in its sole discretion, shall deem requisite to be deposited in the Reserve Account to provide for any applicable taxes or other governmental charges that may be payable out of the Trust Fund;

          (d) distribute forthwith to each Holder of Units in uncertificated form or to Holders of Certificates, upon surrender of Certificates, such Holder's interest in the balances of the Income and the Capital Accounts, and, on the conditions set forth in Section 3.03 hereof, the Reserve Account, provided that such distribution shall be made to Holders of record
              --------
     as of the date of such computation and shall be distributed to them within five days or shortly thereafter;

          (e) together with such distribution to each Holder as provided for in paragraph (c), furnish to each such Holder a final statement as of the date of the computation of the amount distributable to Holders, setting forth the date and information in substantially the form and manner provided for in Section 3.07 hereof.

          SECTION 9.02   Moneys to be Held in Trust Without Interest.  The
                         -------------------------------------------
Trustee shall be under no liability with respect to moneys in the Income, Capital and Reserve Accounts upon termination, except to hold the same in trust without interest.

          SECTION 9.03   Dissolution of Sponsor Not to Terminate.  The
                         ---------------------------------------
dissolution of the Sponsor shall not, subject to Section 8.01(f), operate to terminate this Indenture or the Trust Fund.

                                    ARTICLE X

                            Miscellaneous Provisions
                            ------------------------

          SECTION 10.01  Amendment and Waiver.  This Indenture may be amended
                         --------------------
from time to time by the Sponsor and the Trustee without the consent of any of the Holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; (c) to permit the deposit of Securities with respect to additional Units issued pursuant to Section 3.06 of this Indenture; or (d) to make such other provisions in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Holders.

     This Indenture may also be amended from time to time by the Sponsor and the Trustee (or the performance of any of the provisions of this Indenture may be waived) with the consent of Holders owning 51% of the Units at the time outstanding under the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of Units; provided,
                                                               --------
however, that no such amendment or waiver shall (i) reduce the interest in the Trust Fund represented by Units without the consent of the Holder of each such Unit or (ii) reduce the aforesaid percentage of Units, the Holders of which are required to consent to any such amendment, without the consent of all the Holders then outstanding.

     Unless the Sponsor otherwise directs, notice of any such amendment shall be included in the annual statement provided pursuant to Section 3.07.

     It shall not be necessary for the consent of Holders under this Section
10.01 or under Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

          SECTION 10.02  Initial Cost. Subject to reimbursement as hereinafter
                         ------------
provided, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Sponsor, provided, however, that the liability on the part of the
                      --------  -------
Sponsor under this Section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Sponsor after the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Sponsor the Sponsor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Sponsor. If the balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Sponsor, sell Securities identified by the Sponsor, or distribute to the Sponsor Securities having a value, as determined under Section
4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this Section shall be for the account of the Holders of record at the conclusion of the primary offering period and shall not be reflected in the computation of Unit Value prior thereto. As used herein, the Sponsor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. Any cash which the Sponsor has identified as to be used for reimbursement of expenses pursuant to this Section shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Sponsor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption.

          SECTION 10.03  Registration (Initial and Current) of Units and Trust
                         -----------------------------------------------------
Fund.  The Sponsor agrees and undertakes on their own part to initially register
----
the Units and the Trust Fund with the Securities and Exchange Commission and under the Blue Sky laws of such states as the Sponsor may select. If the Sponsor shall maintain a market in the Units, the Sponsor shall, if required by applicable law, keep the registration of the Units and the Trust Fund with the Securities and Exchange Commission on a current basis. Except as provided in Sections 8.02 and 10.02, registration charges, Blue Sky fees, printing costs, attorney's fees, and other miscellaneous out-of-pocket expenses incurred pursuant to this Section and related to all Units shall all be borne by the Sponsor. The Sponsor shall do all things that may be necessary or required to comply with this provision and the Trustee shall not incur any liability or be under any obligation or expense in connection therewith.

          SECTION 10.04  Certain Matters Relating to Holders. (a)  The death or
                         -----------------------------------
incapacity of any Holder shall not operate to terminate this Indenture or the Trust Fund, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

     (b) No Holder shall have any right to vote except as provided in Sections
9.01 and 10.01 or in any manner otherwise to control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or for any other cause whatsoever.

          SECTION 10.05  New York Law to Govern.  All laws or rules of
                         ----------------------
construction of the State of New York shall govern the rights of the parties hereto and the Holders and the interpretation of the provisions hereof.

          SECTION 10.06  Notices.  Any notice, demand, direction or instruction
                         -------
to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to the Sponsor at 388 Greenwich Street, New York, New York 10013, Attention: Unit Trust Department or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the principal office of the Trustee, 4 New York Plaza, 6th Floor, New York, NY 10004, Attention: Unit Investment Trust, or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice to be given to a Holder shall be duly given if mailed or delivered to each Holder at the address such holder appearing on the registration books of the Trustee.

          SECTION 10.07  Severability.  If any one or more of the covenants,
                         ------------
agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Units or the rights of the Holders thereof.

          SECTION 10.08  Separate and Distinct Series.  Each Series of Equity
                         ----------------------------
Focus Trusts to which these Standard Terms and Conditions of Trust Dated March 14, 2000 shall be applicable shall, for all financial and administrative purposes, be considered separate and distinct from every other Series, and the assets of one Series shall not be commingled with the assets of another Series nor shall the expenses of any one Series be charged against any other Series. Nothing herein contained shall be construed to prohibit the use of securities depositaries by the Trustee in servicing any Series holding the Securities.

          IN WITNESS WHEREOF, the parties hereto have caused these Standard Terms and Conditions of Trust to be duly executed.


                         SALOMON SMITH BARNEY INC.
                              Sponsor


                         By: /s/ Kevin Kopczynski
                             ------------------------------
                             Title: Senior Vice President

                         THE CHASE MANHATTAN BANK
                              Trustee


                         By: /s/ Lionel Cottino
                             ------------------------------
                             Title: Second Vice President



SEAL

ATTEST:


By: /s/ Rachelle Cohen
    ------------------------------
        Rachelle Cohen